              As filed with the Securities and Exchange Commission on May 6,1997

                                                 Registration No._______________

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                -----------------------------------------------

                                METATOOLS, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                95-4102687
                     --------                ----------
         (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification Number)

                            6303 Carpinteria Avenue
                         Carpinteria, California 93013
                         -----------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                      1996 NONSTATUTORY STOCK OPTION PLAN
                           (Full title of the plan)

                      -----------------------------------

                              Terance A. Kinninger
                            Chief Financial Officer
                                MetaTools, Inc.
                            6303 Carpinteria Avenue
                         Carpinteria, California 93013
                                 (805) 566-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------

                                    Copy to:

                             Jeffrey D. Saper, Esq.
                             Kaivan M. Shakib, Esq.
                               Brett Byers, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304

==============================================================================


                        CALCULATION OF REGISTRATION FEE


 ==============================================================================================================

              Title of Securities                              Amount     Proposed      Proposed     Amount of
               to be Registered                                to be       Maximum       Maximum    Registration
                                                             Registered   Offering      Aggregate       Fee
                                                                            Price       Offering
                                                                          Per Share       Price
--------------------------------------------------------------------------------------------------------------

Common Stock (par value $0.001 per share) to be
issued upon exercise of options granted under the 1996
Nonstatutory Stock Option Plan                                450,000      $ 6.9375(1)  $ 3,121,875  $ 936.56
--------------------------------------------------------------------------------------------------------------
                     Total                                    450,000                                $ 936.56
==============================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Act") whereby the per share price was determined by reference to the average between the high and low price reported on The Nasdaq Stock Market on April 29, 1997.

   The Company hereby incorporates by reference into this Registration Statement the contents of the Company's earlier Registration Statement on Form S-8 (File Nos. 333-17209 and 333-20939).

   The following additional Exhibits are hereby enclosed for filing:

Exhibit
Number
-------

  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 10.24   1996 Nonstatutory Stock Option Plan, as amended.

 23.1    Consent of Coopers & Lybrand L.L.P., independent accountants.

 23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

 24.1    Power of Attorney (see page II-2).

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Carpinteria, State of California, on May 5, 1997.


                                       METATOOLS, INC.

                                       By: /s/ Terance A. Kinninger
                                          ____________________________
                                          Terance A. Kinninger,
                                          Chief Financial Officer


                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terance A. Kinninger, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         TITLE                      DATE
-------------------------    -----------------------------    ------------------
/s/ John J. Wilczak          Chairman, President and Chief    May 5, 1997
-------------------------    Executive Officer (Principal
    John J. Wilczak          Executive Officer)

/s/ Terance A. Kinninger     Chief Financial Officer          May 5, 1997
-------------------------    (Principal Financial
    Terance A. Kinninger     Accounting Officer)

/s/ Kai Krause               Director and Senior Science      May 5, 1997
-------------------------    and Design Officer
    Kai Krause

/s/ Samuel H. Jones, Jr.     Director                         May 5, 1997
-------------------------
    Samuel H. Jones, Jr.

/s/ Bert Kolde               Director                         May 5, 1997
-------------------------
    Bert Kolde

/s/ William Lane             Director                         May 5, 1997
-------------------------
    William Lane

/s/ Howard L. Morgan         Director                         May 5, 1997
-------------------------
    Howard L. Morgan

By: /s/ Terance A. Kinninger                                  May 5, 1997
   -------------------------
   Terance A. Kinninger
   Attorney-In-Fact

                                     II-2